 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-269132
AMENDMENT NO. 1 DATED August 3, 2023
TO PROSPECTUS SUPPLEMENT dated March 24, 2023
(To Prospectus dated March 21, 2023)
$35,000,000
Applied Optoelectronics, Inc.
Common Stock

This Amendment No. 1 to Prospectus Supplement, or this amendment, amends our prospectus supplement dated March 24, 2023, or the prospectus supplement. This amendment should be read in conjunction with the prospectus supplement and the prospectus dated March 21, 2023, both of which are to be delivered with this amendment. This amendment amends only those sections of the prospectus supplement listed in this amendment; all other sections of the prospectus supplement remain as is.
On March 24, 2023, we entered into an Equity Distribution Agreement with Raymond James & Associates, Inc. (“Raymond James”), or the sales agreement, relating to shares of our common stock offered by the prospectus supplement, as amended by this amendment. In accordance with the terms of the sales agreement, we may offer and sell through the prospectus supplement shares of our common stock having an aggregate offering price of up to $35,000,000 (which amount includes shares we have already sold pursuant to the sales agreement prior to the date of this amendment) from time to time through Raymond James, acting as agent. As of August 3, 2023, we have sold an aggregate of 2,497,427 shares of our common stock pursuant to the sales agreement for gross proceeds of approximately $10,080,734.
Sales of our common stock, if any, under the prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Global Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and any other method permitted by law, including in privately negotiated transactions. Raymond James is not required to sell any specific number or dollar amount of securities, but will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Raymond James and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Our common stock is listed on The Nasdaq Global Market under the symbol “AAOI.” On August 2, 2023, the last reported sale price of our common stock on The Nasdaq Global Market was $7.39 per share.
Except as otherwise described in the sales agreement, Raymond James will be entitled to compensation at a commission rate of up to 2.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Raymond James may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Raymond James may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Raymond James with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” BEGINNING ON PAGE S-3 OF THIS AMENDMENT, PAGE 5 OF THE BASE PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS AMENDMENT, THE PROSPECTUS SUPPLEMENT AND THE BASE PROSPECTUS BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this amendment, the prospectus supplement or the base prospectus. Any representation to the contrary is a criminal offense.

RAYMOND JAMES
The date of this Amendment No. 1 to Prospectus Supplement is August 3, 2023.

AMENDMENT NO. 1 TO PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS AMENDMENT TO PROSPECTUS SUPPLEMENT
This amendment, the prospectus supplement and the prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the prospectus supplement, as amended by this amendment, and the base prospectus, we may offer shares of our common stock having an aggregate offering price of up to $35,000,000 from time to time at prices and on terms to be determined by market conditions at the time of the offering.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this amendment, the prospectus supplement, the base prospectus and any free writing prospectus with respect to this offering filed by us with the SEC. You should also read and consider the information in the documents we have referred you to in the prospectus supplement under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision. We have not, and Raymond James & Associates, Inc., or Raymond James, has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information you should not rely on it. You should assume that the information appearing in this amendment, the prospectus supplement, the base prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are offering to sell shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this amendment, the prospectus supplement, and the base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this amendment, the prospectus supplement and the base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of the prospectus supplement and the base prospectus outside the United States. This amendment, the prospectus supplement and the base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this amendment, the prospectus supplement and the base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
To the extent there is a conflict between the information contained in this amendment, on the one hand, and the information contained in the prospectus supplement and the base prospectus or in any document incorporated by reference that was filed with the SEC before the date of this amendment, on the other hand, you should rely on the information in this amendment. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the base prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
References in this amendment to “AOI,” “we,” “us” and “our” and similar terms refer to Applied Optoelectronics, Inc.

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $35,000,000.
Common stock outstanding before this offering
32,128,847 shares(1)
Manner of offering
“At-the-market” offering that may be made from time to time through our sales agent, Raymond James. See “Plan of Distribution” on page S-9 of this amendment.
Use of proceeds
We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include among other things, debt repayment, working capital, capital expenditures and acquisitions. See “Use of Proceeds” on page S-7 of this amendment.
Nasdaq Global Market symbol
AAOI
Risk factors
Investing in our common stock involves significant risks. Please see “Risk Factors” beginning on page S-3 of this amendment, page 5 of the base prospectus and in the documents incorporated by reference herein, to read about factors you should consider before deciding to purchase shares of our common stock.

(1)
Based on shares outstanding as of August 1, 2023, excluding the following shares of common stock reserved for issuance as of that date:

•
options representing the right to purchase a total of 229,319 shares of common stock at a weighted average exercise price of  $10.84 per share;

•
restricted stock units representing a total of 3,243,668 shares of common stock issuable upon vesting;

•
performance stock units representing a total of 1,532,601 shares of common stock issuable upon the satisfaction of performance-based vesting conditions that were outstanding as of August 1, 2023; and

•
any shares issuable upon conversion of our 5.00% Convertible Senior Notes due 2024.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference in the prospectus supplement in their entirety, together with other information in the prospectus supplement, and the information and documents incorporated by reference in the prospectus supplement and any free writing prospectus with respect to this offering filed by us with the SEC, before you make a decision to invest in our common stock. The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
The common stock offered under this amendment, the prospectus supplement and the base prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares under this amendment, the prospectus supplement and the base prospectus at different times will likely pay different prices, and so may experience different outcomes. We will have discretion, subject to market demand, to vary the timing and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Raymond James at any time throughout the term of the sales agreement. The number of shares that are sold by Raymond James after delivering a sales notice will fluctuate based on the market price of the common shares during the sales period and limits we set with Raymond James. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.
You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase in the offering.
The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common stock outstanding as of June 30, 2023. Assuming that we sell an aggregate of 3,691,744 shares of our common stock at a price of  $6.75 per share, the last reported sale price of our common stock on The Nasdaq Global Market on July 31, 2023, for aggregate gross proceeds of approximately $24,919,266 (which is the remaining amount available for sale under this offering), and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of  $1.56 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of June 30, 2023 after giving effect to this offering and the assumed offering price. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. See “— You may experience significant dilution as a result of future financings and the exercise of outstanding options or warrants” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.
You may experience significant dilution as a result of future financings and the exercise of outstanding options or warrants.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including offerings pursuant to the base prospectus. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
We will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.
Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our common stock to decline. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.
We may be subject to restrictions on our business if we sell additional equity or debt securities to fund our operations.
In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which may impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities due to such restrictions, our business, financial condition and results of operations could be materially adversely affected.
Future sales of our common stock in the public market or other financings could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market, and the perception that such sales might occur in the future or the occurrence of other financings, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, shares of common stock issuable upon exercise of outstanding options, restricted stock units and shares reserved for future issuance under our incentive stock plan will be eligible for sale in the public market to the extent permitted by applicable vesting requirements and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under the securities laws.
Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.
We have never declared or paid cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of our existing debt agreements preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Our Amended and Restated Certificate of Incorporation includes a forum selection clause, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.
Our Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees of us to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the our Amended and Restated Certificate of Incorporation or By-laws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine.
This exclusive forum provision will not apply to claims under the Securities Exchange Act of 1934 but will apply to other state and federal law claims including actions arising under the Securities Act of 1933 (although our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder). Section 22 of the Securities Act of 1933, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act of 1933 or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act of 1933. This forum selection provision in our Amended and Restated Certificate of Incorporation may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. It is also possible that a court could rule that such a provision is inapplicable or unenforceable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This amendment, prospectus supplement and the base prospectus contain, and the documents incorporated by reference herein include, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.
Forward-looking statements include, but are not limited to, statements about reduction in the size or quantity of customer orders; change in demand for our products due to industry conditions; our ability to maintain sufficient liquidity; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; our reliance on a small number of customers for a substantial portion of our revenues; pricing pressure; a decline in demand for our customers’ products or their rate of deployment of their products; general conditions in the CATV, internet data center, telecom and FTTH; changes in the world economy (particularly in the United States and China); the negative effects of seasonality; the anticipated impact to our business operations, customer demand and supply chain due to the recent global pandemic of a novel strain of the coronavirus (COVID-19); expectations regarding the acquisition or divestiture of assets and business; and realization of deferred tax assets.
In some cases, you can identify forward-looking statement by terms such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “could,” “would,” “target,” “seek,” “aim,” “believe,” “predicts,” “think,” “objectives,” “optimistic,” “new,” “goal,” “strategy,” “potential,” “is likely,” “will,” “expect,” “plan” “project,” “permit” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in our SEC filings, and under the caption “Risk Factors” in this amendment and the base prospectus.. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this amendment, the prospectus supplement, the registration statement of which the base prospectus is a part, and the exhibits and documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from those described in forward-looking statements. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
You should assume that information contained in or incorporated by reference into this amendment is accurate only as of the date on the front cover of this amendment or the date of the document incorporated by reference, as applicable. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Raymond James as a source of financing.
We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, debt repayment, working capital, and capital expenditures. We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business; however, we have no present plans, agreements or commitments with respect to any potential acquisition.
Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.
Pending other uses, we intend to invest the proceeds in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

DILUTION
If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of June 30, 2023.
Our historical net tangible book value at June 30, 2023 was $159,633,382 or approximately $5.02 per share of our common stock. After giving effect to the sale of our common stock in the aggregate amount of approximately $24,919,266 in this offering, at an assumed offering price of  $6.75 per share, the last reported sale price of our common stock on The Nasdaq Global Market on July 31, 2023 (which represents the remaining amount for sale under this offering), and after deducting estimated offering expenses and commissions payable by us, our adjusted net tangible book value as of June 30, 2023 would have been approximately $184,054,263, or approximately $5.19 per share of our common stock. This represents an immediate increase in the net tangible book value of  $0.17 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $1.56 per share of our common stock to new investors. The following table illustrates per share dilution:
Assumed public offering price per share	$6.75
Net tangible book value per share as of June 30, 2023	$5.02
Increase in net tangible book value per share attributable to this offering	$0.17
Adjusted net tangible book value per share as of June 30, 2023, after giving effect to this offering	$5.19
Dilution per share to new investors purchasing shares in this offering	$1.56
The table above assumes for illustrative purposes that an aggregate of 3,691,744 shares of our common stock are sold at a price of  $6.75 per share, the last reported sale price of our common stock on The Nasdaq Global Market on July 31, 2023, for aggregate gross proceeds of approximately $24,919,266. The shares sold in this offering, if any, will be sold from time to time at various prices.
The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding stock options or warrants having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-linked securities, the issuance of these securities could result in further dilution to our stockholders.
The table and discussion above are based on 31,785,027 shares outstanding as of June 30, 2023 and excludes, as of that date, the following:
•
options representing the right to purchase a total of 229,319 shares of common stock at a weighted average exercise price of  $10.84 per share;

•
restricted stock units representing a total of 3,587,488 shares of common stock issuable upon vesting;

•
performance stock units representing a total of 1,532,601 shares of common stock issuable upon the satisfaction of performance-based vesting conditions that were outstanding as of June 30, 2023; and

•
any shares issuable upon conversion of our 5.00% Convertible Senior Notes due 2024.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Raymond James under which we may issue and sell shares of our common stock from time to time through Raymond James acting as agent. Under this amendment and the prospectus supplement, we may issue and sell shares of our common stock having an aggregate gross sales price of up to $35,000,000. The following summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. The sales agreement has been filed as an exhibit to our Current Report on Form 8-K dated March 24, 2023.
Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Raymond James may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Global Market, on any other existing trading market for our common stock or through a market maker. Raymond James, with the agreement of the Company may also sell certain of our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Raymond James not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Raymond James may suspend the offering of common stock upon notice and subject to other conditions.
Except as otherwise described in the sales agreement, we will pay Raymond James commissions, in cash, for its services in acting as agent in the sale of our common stock. Raymond James will be entitled to compensation at a commission rate of up to 2.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Raymond James for certain specified expenses in connection with the registration of shares of our common stock under state blue sky laws and any filing with, and clearance of this offering by, the Financial Industry Regulatory Authority Inc., or FINRA, not to exceed $10,000 in the aggregate, and any associated application fees incurred. Additionally, if the sales agreement is terminated under certain circumstances and we fail to sell a minimum amount of common stock as set forth in the sales agreement, then we have agreed to reimburse Raymond James for reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by Raymond James, up to a maximum of  $30,000 in the aggregate. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Raymond James under the terms of the sales agreement, will be approximately $150,000.
Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Raymond James in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this amendment and the prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Raymond James may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Raymond James will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Market, to sell the shares of common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Raymond James may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Raymond James may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Raymond James against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of  (i) the sale of all shares of our common stock subject to the sales agreement or (ii) termination of the sales agreement as permitted therein. We and Raymond James may each terminate the sales agreement at any time.

Any portion of the $35,000,000 included in this amendment and the prospectus supplement that is not previously sold or included in an active placement notice pursuant to the sales agreement is available for sale in other offerings pursuant to the base prospectus.
Raymond James and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Raymond James will not engage in any market making activities involving our common stock while the offering is ongoing under this amendment and the prospectus supplement.
This amendment, the prospectus supplement and base prospectus in electronic format may be made available on a website maintained by Raymond James, and Raymond James may distribute this amendment, the prospectus supplement and the base prospectus electronically.
LEGAL MATTERS
The validity of the common stock offered by this amendment and the prospectus supplement has been passed upon by Haynes and Boone, LLP, Houston, Texas. Raymond James is being represented in connection with this offering by Mayer Brown LLP, New York, New York.